News Release

FOR IMMEDIATE RELEASE

Contact:                 Paul S. Feeley
Senior Vice President, Treasurer and
   Chief Financial Officer
(617) 628-4000

CENTRAL BANCORP, INC. ANNOUNCES ITS 2011 ANNUAL STOCKHOLDERS MEETING RESULTS AND DECLARES QUARTERLY
COMMON STOCK CASH DIVIDEND

SOMERVILLE, MASSACHUSETTS, July 21, 2011 — Central Bancorp, Inc. (NASDAQ Global Market: CEBK) (the “Company”) announced that its 2011 Annual Stockholders Meeting was held today.  At the meeting, Raymond Mannos, John J. Morrissey and Kenneth K. Quigley, Jr. were each elected as directors to serve for a three-year term, a non-binding resolution relating to the compensation of the Central Bancorp’s named executive officers was approved by stockholders, and the selection of McGladrey & Pullen, LLP as Central Bancorp’s independent registered public accounting firm for the 2012 fiscal year was ratified by stockholders.

Additionally, today the Company announced that the Company’s Board of Directors has declared a quarterly common stock cash dividend of five ($0.05) cents per share, payable on or about August 19, 2011 to stockholders of record on August 5, 2011.

Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating nine full-service banking offices, a limited service high school branch in suburban Boston and a standalone 24-hour automated teller machine in Somerville.